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EXHIBIT 5

                     LANGE, SIMPSON, ROBINSON & SOMERVILLE
                             ATTORNEYS & COUNSELORS
                       417 20TH STREET NORTH, SUITE 1700
                         BIRMINGHAM, ALABAMA 35203-3272
                                  ------------
                            TELEPHONE (205) 250-5000
                            FACSIMILE (205) 250-5034


                                August __, 1994


Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35203

    Re:   Regions Financial Corporation -- S4 Registration
          Statement, No. ________

Ladies and Gentlemen:

     We have acted as counsel for Regions Financial Corporation, a Delaware corporation ("Regions") in connection with the merger between First Community Bancshares, Inc. ("First Community") and Regions (the "Merger") and in connection with the registration of shares of common stock of Regions, par value $.625 per share ("Regions Common Stock"), on Form S-4 under the Securities Act of 1933. The Merger provides for issuance of shares of Regions Common Stock to the stockholders of First Community upon consummation of the Merger. The number of shares of Regions Common Stock to be issued in the Merger will not exceed 740,659 shares of Regions Common Stock.

     We have examined and are familiar with the registration statement on Form S-4 (33-______) filed with the Securities and Exchange Commission, as such registration statement has been amended to date. We have examined and are familiar with the records relating to the organization of Regions and the proceedings taken by its directors to date, and we have examined such other documents and records as we have deemed relevant for purposes of rendering this opinion.

     Based on the foregoing it is our opinion that upon satisfaction of the conditions precedent to consummation of the Merger, or waiver of such shares of Regions Common Stock issued

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pursuant to the Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to Lange, Simpson, Robinson & Somerville under the caption "Opinions" in the proxy statement/prospectus forming a part of the registration statement.


                             Very truly yours,